SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Pursuant to § 240.14a-12

BluePhoenix Solutions Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BluePhoenix Solutions Ltd. Notice of Annual General Meeting of Shareholders

To Be Held on November 18, 2014

SEATTLE, Oct. 14, 2014 (GLOBE NEWSWIRE) -- Notice is hereby given that the 2014 Annual General Meeting of Shareholders (the "Annual Meeting") of BluePhoenix Solutions Ltd. ("BluePhoenix," the "Company," "we" or "us") will be held at our offices located at 601 Union Street, Suite 4616, Seattle, Washington, 98101 on November 18, 2014 at 9:00 a.m. local time for the following purposes:

1.	To approve the merger agreement (including all other transactions contemplated therein) by and among the Company, Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), BP-AT Acquisition Corporation, Sophisticated Business Systems, Inc., ("Ateras"), the Ateras stockholders and Scott Miller (the "Merger Agreement" and the "Merger," respectively).

2.	Subject to and conditional upon the approval of Proposal No. 1 and the closing of the Merger, to approve an increase of the authorized share capital of the Company from 17,500,000 to 25,000,000 and a corresponding amendment to the Company's Articles of Association.

3.	Subject to and conditional upon the approval of Proposal No. 1 and the closing of the Merger, to approve a grant of preemptive rights to certain Ateras shareholders in connection with the Merger and a corresponding amendment to the Company's Articles of Association enabling the grant of such preemptive rights.

4.	To change the name of the Company from BluePhoenix Solutions Ltd. to Modern Systems International, ModSys International or such similar name approved by the Israeli Companies' Registrar and to approve an amendment to the Company's Memorandum of Association and Articles of Association effecting the same.

5.	To elect (a) Mel Keating, (b) Tom Jurewicz, (c) Harel Kodesh and, subject to and conditional upon the approval of Proposal No. 1 and the closing of the Merger, (d) Scott Miller to the Board of Directors to serve until the next annual meeting.

6.	To elect Brian Crynes to serve as an outside director of the Company for an additional three-year term.

7.	To approve the terms of a waiver to the purchase agreement executed between Prescott Group Aggressive Small Cap Master Fund, G.P. and the Company dated as of November 25, 2013.

8.	To appoint BDO Ziv Haft as our independent auditor for the period beginning on the date of the Annual Meeting and ending on the date of our next annual general meeting of shareholders.

9.	To approve the Company's 2007 Award Plan, as amended, to increase the aggregate number of ordinary shares authorized for issuance under the plan to 2,000,000 ordinary shares.

10.	To approve, on an advisory basis, the compensation of the Company's named executive officers.

11.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company's named executive officers.

12.	To receive and consider the Consolidated Financial Statements of the Company for the year ended December 31, 2013.

The record date for the Annual Meeting is October 20, 2014. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Full information of the items above and the proposed resolutions, including regarding the number of votes required to approve each resolution are available in the Company's Proxy Statement to be filed with the Securities and Exchange Commission ("SEC").

By Order of the Board of Directors,
/s/ Matt Bell Matt Bell
Chief Executive Officer

Seattle, Washington October 14, 2014

Where You Can Find More Information

The above notice may be deemed to be solicitation material in respect of the proposed merger of Ateras and Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), an indirect, wholly-owned subsidiary of BluePhoenix. This notice should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the merger with Ateras that will be contained in, or incorporated by reference into, the proxy statement that BluePhoenix will be filing in connection with shareholder approval of the merger with Ateras, as well as in the Forms 10-K, Forms 10-Q and other filings that BluePhoenix makes with the Securities and Exchange Commission ("SEC "). The proxy statement will be mailed or otherwise made available to shareholders and shareholders and investors will be able to obtain the proxy statement free of charge when it becomes available at www.sec.gov and http://bphx.com/our-company/investor-info/. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Participants in Solicitation

The directors and executive officers of BluePhoenix and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding BluePhoenix's directors and executive officers is available in its proxy statement filed with the SEC by BluePhoenix on November 22, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials regarding the merger with Ateras to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

CONTACT:	Rick Rinaldo, Chief Financial Officer
BluePhoenix Solutions Ltd
206-395-4152